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                                                                    EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Nabors Industries, Inc. and related Prospectus and Proxy Statement of Nabors Industries, Inc. and Pool Energy Services Co. to be filed on or about August 5, 1999, of our report dated August 27, 1997, on our audit of the financial statements of Ward Drilling Company, Inc. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
August 5, 1999